UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 21, 2015

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) In accordance with its previously announced CEO succession plan, effective August 1, 2015, the Board of Directors (the “Board”) of J. C. Penney Company, Inc. (the “Company”) has elected Marvin R. Ellison, 50, as Chief Executive Officer of the Company. Mr. Ellison will succeed Myron E. Ullman, III who will become Chairman of the Board of the Company at that time. In connection with these organizational changes, Thomas J. Engibous, currently Chairman of the Board of the Company, will become Lead Independent Director on August 1, 2015.

Mr. Ellison has served as President and CEO-Designee of the Company since November 2014. Prior to joining the Company, Mr. Ellison served in various positions of increasing importance with The Home Depot, Inc. (“Home Depot”) since 2002, including Executive Vice President - U.S. Stores from 2008 to 2014; President - Northern Division from 2006 to 2008; Senior Vice President - Logistics from 2005 to 2006; Vice President - Logistics from 2004 to 2005; and Vice President - Loss Prevention from 2002 to 2004. Prior to joining Home Depot, Mr. Ellison spent 15 years with Target Corporation, where he served in a variety of operational roles. Mr. Ellison currently serves as a director of the Company and of FedEx Corporation. He served as a director of H&R Block, Inc. from 2011 to 2014.

In connection with his election as Chief Executive Officer of the Company, effective August 1, 2015, Mr. Ellison will receive an annualized base salary of $1,400,000 and his annual target bonus opportunity will be 175% of base salary.

(d) Effective July 21, 2015, the Board has elected Amanda Ginsberg as a member of the Board. There are no arrangements or understandings between Ms. Ginsberg and any other person pursuant to which she was elected as a director. Ms. Ginsberg will serve on the Human Resources and Compensation Committee, the Corporate Governance Committee and the Committee of the Whole of the Board.

In connection with her election to the Board, and pursuant to the terms of the Company’s 2014 Long-Term Incentive Plan, Ms. Ginsberg will be granted an award of restricted stock units that represents a pro-rata amount of the current annual equity award to non-associate directors based on the effective date of Ms. Ginsberg’s election.

A copy of the press release announcing Ms. Ginsberg’s election to the Board is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 J. C. Penney Company, Inc. Press Release dated July 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Link Janet Link Executive Vice President, General Counsel

Date:  July 21, 2015

EXHIBIT INDEX

Exhibit Number     Description

99.1	J. C. Penney Company, Inc. Press Release dated July 21, 2015